EXHIBIT 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of Northwest Bancshares, Inc. (the “Company”) hereby certify that, to the best of their knowledge:

1.                                      the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.                                      that as of the date of this Certification, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 1, 2018	/s/ William J. Wagner
Date	William J. Wagner
President and Chief Executive Officer

March 1, 2018	/s/ William W. Harvey, Jr.
Date	William W. Harvey, Jr.
Senior Executive Vice President, Finance and
Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Northwest Bancshares, Inc. and will be retained by Northwest Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.